UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

HOPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3200 Wilshire Blvd, Suite 1400, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 639-1700.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On February 28, 2019, Hope Bancorp, Inc. ( the “Company”) appointed James U. Hwang to the Board of Directors of the Company and its wholly owned subsidiary, Bank of Hope, effective March 1, 2019, to serve until the 2019 annual meeting or until his respective successor is duly elected and qualified.

Mr. Hwang, age 47, most recently served as Chief Executive Officer and a member of the Board of Directors of Cal Net Technology Group, a premier provider of outsourced IT, cloud, security and unified communications services. Mr. Hwang will serve as a member of the Risk and Compliance Committee and Executive Committee. This appointment increases the membership of the Board of Directors from 13 to 14.

Item 7.01. Regulation FD Disclosure

A copy of the March 5, 2019 news release announcing the appointment of Mr. Hwang is furnished hereto as Exhibit 99.1.

The information included in this report pursuant to Item 5.02 and Item 7.01 of Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.         Description of Exhibit

99.1	News release, dated March 5, 2019, announcing the appointment of James U. Hwang to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hope Bancorp, Inc.

Date: March 5, 2019	/s/ Kevin S. Kim
Name: Kevin S. Kim
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

99.1	News release, dated March 5, 2019, announcing the appointment of James U. Hwang to the Board of Directors.